                                                                     Exh 99.5(c)

METLIFE ASSET BUILDER VARIABLE ANNUITY
PARTIAL WITHDRAWAL FORM                                        (METLIFE(R) LOGO)

1.   OWNER/PARTICIPANT INFORMATION (CHECK BOX(ES) IF OUR RECORDS NEED TO BE
     UPDATED)

If any information needs to be updated on MetLife's records, please check the box(es) next to the correct data.

[ ] Owner's Name (Print First, Middle, Last)    [ ] Social Security/Tax ID #   [ ] Date of Birth

    _________________________________________       ________________________       ____________________

[ ] Street Address (include Apt/Floor/PO Box)   [ ] City or Town               [ ] State [ ] Zip Code

    _________________________________________       ________________________       _____       ________

CERTIFICATE NUMBER (REQUIRED TO PROCESS)        [ ] Daytime Phone Number       [ ] Evening Phone Number

_____________________________________________       ________________________       ____________________

Annuitant(s) if NOT the Owner(s)

2.   PARTIAL WITHDRAWAL INSTRUCTIONS

Check and Complete (a), (b), (c) or (d). Please send a check for:

     [ ]  (a) $_________________ (specify an amount)

     [ ]  (b) ____________ percent of the total value.

     [ ] (c) The entire balance EXCEPT the MINIMUM needed to keep my annuity in force

     [ ] (d) The dollar amount(s) OR percentage(s) of the amount(s) in the account/division(s) specified below:

NOTE: For partial withdrawal types (a) through (c) above, the amount withdrawn from each account/division will bear the SAME proportion as the total amount withdrawn bears to the contract/certificate's total balance.

                       WITHDRAW FROM INVESTMENT DIVISIONS

$__________ Or __________%  Fixed Interest Account
$__________ Or __________%  Western Asset Management US Government
$__________ Or __________%  BlackRock Bond Income
$__________ Or __________%  American Funds Bond
$__________ Or __________%  Lehman Brothers(R) Aggregate Bond Index
$__________ Or __________%  PIMCO Total Return
$__________ Or __________%  Western Asset Management Strategic Bond Opportunities
$__________ Or __________%  Lord Abbett Bond Debenture
$__________ Or __________%  PIMCO Inflation Protected Bond
$__________ Or __________%  BlackRock Diversified
$__________ Or __________%  MFS Total Return
$__________ Or __________%  Neuberger Berman Real Estate
$__________ Or __________%  Harris Oakmark Focused Value
$__________ Or __________%  BlackRock Large Cap Value
$__________ Or __________%  Davis Venture Value
$__________ Or __________%  FI Value Leaders
$__________ Or __________%  Harris Oakmark Large Cap Value
$__________ Or __________%  Neuberger Berman Mid Cap Value
$__________ Or __________%  Oppenheimer Global Equity
$__________ Or __________%  BlackRock Strategic Value
$__________ Or __________%  BlackRock Large Cap
$__________ Or __________%  American Funds Growth-Income
$__________ Or __________%  Legg Mason Value Equity
$__________ Or __________%  MetLife Stock Index
$__________ Or __________%  American Funds Global Small Capitalization
$__________ Or __________%  FI Mid Cap Opportunities
$__________ Or __________%  Lazard Mid Cap
$__________ Or __________%  MetLife Mid Cap Stock Index
$__________ Or __________%  FI International Stock

MABPARTIALWD (0406)

$__________ Or __________%  Harris Oakmark International
$__________ Or __________%  MFS Research International
$__________ Or __________%  Morgan Stanley EAFE(R) Index
$__________ Or __________%  BlackRock Legacy Large Cap Growth
$__________ Or __________%  FI Large Cap
$__________ Or __________%  American Funds Growth
$__________ Or __________%  Legg Mason Aggressive Growth
$__________ Or __________%  Jennison Growth
$__________ Or __________%  Oppenheimer Capital Appreciation
$__________ Or __________%  T. Rowe Price Large Cap Growth
$__________ Or __________%  Loomis Sayles Small Cap
$__________ Or __________%  Russell 2000(R) Index
$__________ Or __________%  BlackRock Aggressive Growth
$__________ Or __________%  T. Rowe Price Mid-Cap Growth
$__________ Or __________%  Franklin Templeton Small Cap Growth
$__________ Or __________%  Met/AIM Small Cap Growth
$__________ Or __________%  T. Rowe Price Small Cap Growth
$__________ Or __________%  RCM Global Technology
$__________ Or __________%  Cyclical Growth ETF
$__________ Or __________%  Cyclical Growth and Income ETF
$__________ Or __________%  MetLife Conservative Allocation
$__________ Or __________%  MetLife Conservative to Moderate Allocation
$__________ Or __________%  MetLife Moderate Allocation
$__________ Or __________%  MetLife Moderate to Aggressive Allocation
$__________ Or __________%  MetLife Aggressive Allocation
$__________ Or __________%  Total of both columns

PLEASE ENTER ANY DOLLAR(S) AND PERCENTAGE(S) IN WHOLE NUMBERS ONLY (E.G. $1 NOT $1.25 AND 33% NOT 33 1/3%).

3.   INCOME TAX INFORMATION AND WITHDRAWAL ELECTION

     - MetLife is required to withhold 10 percent of the taxable portion of any distribution for Federal income tax UNLESS YOU ELECT NOT TO HAVE TAX WITHHELD.

     - Even if you elect not to have Federal income tax withheld, you are liable for any tax on the withdrawal. You may also be subject to tax penalties under estimated tax rules if the withholding amounts or estimated tax payments are not sufficient.

     - Some states require us to withhold state income tax when we withhold Federal income tax.

     - Taxable withdrawals made before age 59 1/2 may be subject to a 10 percent penalty tax (in addition to ordinary income tax) unless the distribution meets a specific exception.

     - Withdrawals of amounts attributable to a taxable conversion to a Roth IRA, within five years from the conversion, may be subject to penalty taxes, if you are under age 59 1/2 unless the distribution meets specific exceptions.

BE SURE TO MAKE YOUR ELECTION HERE:

     [ ]  NO, DO NOT WITHHOLD ANY AMOUNT FOR INCOME TAXES.

     [ ] YES, withhold Federal income tax at the rate of 10 percent and any state tax where required.

4.   SPECIAL INSTRUCTIONS

Please draw the check:

MABPARTIALWD (0406)

[ ] Made payable to:           _________________________________________________

[ ] And send it to:            _________________________________________________

[ ] For Account No:            _________________________________________________

[ ] To pay premium due (date): _________/_________/_____________________________

[ ] Other:                     _________________________________________________

NOTE: Owner's tax obligation on a withdrawal may NOT be altered by MetLife making payment to another party.

5.   SIGNATURE(S)

Owner/Participant Signature             Date


-------------------------------------   ----------------------------------------

Joint Owner's Signature (if needed)     Date


-------------------------------------   ----------------------------------------

Complete and Forward to:

     METLIFE RETIREMENT & SAVINGS
     ACS - MRVP
     2025 LEESTOWN ROAD SUITE J
     LEXINGTON, KY 40511

     FAX: (859) 825-6405

MABPARTIALWD (0406)